                                                                    EXHIBIT 23.9

                          CONSENT OF SCOTT D. SANDELL

   The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Newco Corporation upon the consummation of the merger of Mission Critical Software, Inc. and NetIQ Corporation.

                                                  /s/ Scott D. Sandell
                                          _____________________________________
                                                      Scott D. Sandell

Date: March 21, 2000